EXHIBIT 10.3


                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------

     Agreement made as of this 14th day of June, 1999, by and among PRIMESOURCE SURGICAL, INC., formerly known as Tucson Medical Corporation, a Delaware corporation (the "Borrower"), as a borrower, BIMECO, INC., a Florida corporation ("Bimeco"), MEDICAL COMPANIES ALLIANCE, INC., a Utah corporation ("MCA"), and DOUGLASS MEDICAL, INC., a Florida corporation ("Douglass"), as guarantors (Bimeco, MCA and Douglass each a "Guarantor" and collectively the "Guarantors") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter referred to as the "Bank").

     WHEREAS, the Borrower wishes to amend credit facilities with the Bank so that the Borrower may borrow funds from the Bank (i) to finance the acquisitions of stock of FOUR wholly-owned subsidiaries of HTD Corporation, a Delaware corporation ("HTD") which are Futuretech of Maryland, Inc., formerly known as Megatech Medical, Inc., a Maryland corporation ("Futuretech Maryland"), Futuretech of Washington, Inc., formerly known as Omni Medical, Inc., a Washington corporation ("Futuretech Washington"), Healthcare Technology Delivery, Inc., a Delaware corporation ("Healthcare"), and Bimeco (each, a "HTD Subsidiary" and collectively, the "HTD Subsidiaries"), (ii) for general working capital purposes, (iii) certain future acquisitions of the Borrower approved by the Bank, (iv) to repay existing credit facilities; and to fund permitted stock repurchases. The HTD Subsidiaries and their subsidiaries, Futuretech, Inc. ("Futuretech"), an Alabama corporation that is a subsidiary of Healthcare, MCA that is a subsidiary of Healthcare, and Douglass that is a subsidiary of Bimeco, are hereafter collectively referred to as the "Acute Care Subsidiaries" and, individually, as an "Acute Care Subsidiary."

     WHEREAS, the Bank has agreed to amend its existing credit facilities with the Borrower under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I.          DEFINITIONS
----------          -----------

     Section 1.01.  Definitions.
     -------------  ------------

     As used herein and in the other Credit Documents, the following terms shall have the following meanings;

     "Applicable LIBOR Rate" shall mean the LIBOR Rate plus 3.75% per annum unless adjusted pursuant to Section 2.06.

     "Applicable Prime Rate" shall mean the Prime Rate plus .75% per annum unless adjusted pursuant to Section 2.06.

     "Acquisitions" shall mean the (i) the acquisition of HTD by MEDIQ/PRN Life Support Services ("MEDIQ") and (ii) acquisition of all of the outstanding stock of the Acute Care Subsidiaries by the Borrower pursuant to the Acquisitions Agreements.

     "Acquisitions Agreements" shall mean the (i) Agreement and Plan of Merger by and among HTD, HTD Management, Inc., MEDIQ, MEDIQ Incorporated and HTD Acquisition Corporation dated June 14, 1999 (the "MEDIQ Merger Agreement") and
(ii) Stock Purchase Agreement among the Borrower, HTD, HTD Management, Inc., and MEDIQ, dated June 14, 1999 (the "HTD Merger Agreement").

     "Acquisitions Documents" shall mean all documents and instruments executed in connection with the Acquisitions, including the MEDIQ Merger Agreement and the HTD Merger Agreement, including the Escrow Agreement by and among the Borrower, Penman Private Equity and Mezzanine Fund, L.P., EQUUS, II Incorporated and Regis Farrell, in their capacities as Stockholders' Agents, and The Chase Manhattan Trust Company, National Association, as Escrow Agent dated June 14th, 1999.

     "Banking Day" shall mean any day which the Bank is open to conduct commercial banking business in Boston, Massachusetts.

     "Credit Documents" shall mean this Agreement, the Notes, the Security Agreement, the Guarantor Security Agreements, the Unlimited Guaranty Agreements, the Pledge Agreements, the Subordination Side Letters, the Landlord's Consent and Estoppel Certificates, the Collateral Assignment of Acquisitions Documents, Intellectual Property Security Agreement, the Warrant Agreement, the Warrant, and all other documents, instruments and agreements now or hereafter executed in connection with any of them.

     "Equity Documents" shall mean the Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), the Stockholders' Agreement (as defined in the Purchase Agreement) the Certificate of Designations, Preferences and Relative participating Optional and Other Special, Rights of Series C Convertible Preferred Stock of Prime Source Surgical, Inc. all dated as of June 14, 1999 and all instruments and documents related thereto.

     "Interest Rate Determination Date" shall mean each date for calculating the LIBOR Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Rate Loan.

     "Leverage Ratio" shall mean the ratio at any time of total Indebtedness divided by the Borrower's trailing twelve month EBITDA.

     "LIBOR Rate" shall mean, for any given dare, the London Interbank Offered Rate for the applicable Interest Period selected by the Borrower in accordance with Sections 2.05(b) hereof as quoted by Barclays Bank PLC, London, England or by Lloyds Bank, London, England (and if such rate shall differ, the Lender shall have the option of which rate applies for purposes of this Agreement) at 11:00 a.m., London time as adjusted by dividing (i) the LIBOR Rate for that Interest Period by (ii) a percentage equal to 100% minus the stated maximum percentage rate of all reserves (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets that includes loans by a non-U.S. office of a Lender to U.S. residents).

     "LIBOR Rate Loans" shall mean all or a portion of the outstanding Term Credit which accrue and bear daily interest during the Interest Period so selected at a per annum rate equal to the Applicable LIBOR Rate for such Interest Period pursuant to Section 2.05 hereof.

     "Notes" shall mean collectively, the Term Note and the Revolving Credit Note, all substitutions and replacements of either of the foregoing, and any other notes issued by the Borrower to the Bank pursuant to this Agreement.

     "Permitted Acquisitions" shall mean acquisition of stock or assets of an entity by the Borrower approved in writing by the Bank.

     "Permitted Stock Payments" shall mean on terms satisfactory to the Bank payments (i) not to exceed $87,500 to fund the repurchase of stock from Timothy Wynne pursuant to the Stock Redemption Agreement between the Borrower and Timothy Wynne dated March 31, 1999; and (ii) not to exceed $1,600,000 to fund the repurchase of stock from David Walla at up to $.875 per share pursuant to a certain settlement agreement between Borrower and David Walla acceptable to the Bank and to fund the repurchase of stock of Timothy Wynne and Michael Wynne (the "Wynnes") at up to $.875 per share pursuant to a stock repurchase agreement to be entered into between the Borrower and the Wynnes which is acceptable to the Bank.

     "Prime Rate" shall mean the annual rate of interest announced by the Bank from time to time, at the principal office of the Bank, 225 Franklin Street, Boston, Massachusetts 02110, as its prime rate.

     "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Subsidiary" shall mean any corporation, business trust or other business entity in which the Borrower or a Subsidiary owns or has options to acquire 50% or more of the voting control.

     "Unlimited Guaranty Agreements" shall mean the unlimited guaranties of Bimeco, MCA and Douglass of the obligations of the Borrower under the Credit Documents.

     "Unutilized Revolving Commitment" shall mean the excess of (i) the Maximum Revolving Credit over (ii) the aggregate outstanding principal amount of Revolving Credit Advances made by the Bank hereunder.

     The following terms are defined or described in the following sections:

         Affiliate                                               Section 5.15

         Bank                                                    Preamble

         Base Financial Statements                               Section 3.04

         Borrower                                                Preamble

         Borrowing Base                                          Section 2.03

         Borrowing Base Certificate                              Section 5.06

         Capital Expenditures                                    Section 5.26

         Closing                                                 Section 7.06

         Code                                                    Section 3.10

         Collateral Assignment of Acquisitions Documents         Section 4.01(g)

         Compliance Certificate                                  Section 5.06(c)

         CPA                                                     Section 5.06(a)

         Credit                                                  Section 2.01

         Current Assets                                          Section 5.27

         Current Liabilities                                     Section 5.27

         EBITDA                                                  Section 5.25

         Eligible Accounts Receivable                            Section 2.03(c)

         ERISA                                                   Section 3.10

         Event(s) of Default                                     Article VI

         Facility Fee                                            Section 2.12

         Guarantors                                              Preamble

         Guarantor Security Agreements                           Section 4.01(e)

         Indebtedness                                            Section 5.10

         Intellectual Property                                   Section 3.18

         Intellectual Property Security Agreement                Section 4.01(s)

         Key Licenses                                            Section 5.08

         Key-Man Life Insurance Policy                           Section 4.01(j)

         Landlord's Consent and Estoppel Certificates            Section 4.01(g)

         Maturity Date                                           Section 2.02(b)

         Maximum Revolving Credit                                Section 2.03(a)

         Net Worth                                               Section 5.24

         Rate Change Certificate                                 Section 2.06

         Rate Change Financial Statement(s)                      Section 2.06

         Restricted Payment(s)                                   Section 5.18

         Revolving Credit                                        Section 2.01

         Revolving Credit Advance(s)                             Section 2.03(a)

         Revolving Credit Note                                   Section 2.03(b)

         Security Agreement                                      Section 4.01(c)

         Special Counsel                                         Section 4.01(a)

         Stock                                                   Section 5.18

         Subordination Side Letter(s)                            Section 4.01(n)

         Term Credit                                             Section 2.01

         Term Note                                               Section 2.02(a)

         Total Liabilities                                       Section 5.24

         Warrants                                                Section 4.01(t)

         Warrant Agreement                                       Section 4.01(t)

     Section 1.02.  Accounting Terms.
     -------------  -----------------

     Unless otherwise specified herein, all accounting terms used herein shall be construed in accordance with generally accepted accounting principles consistently applied.

ARTICLE II.         AMOUNT AND TERMS OF THE CREDIT.
-----------         -------------------------------

     Section 2.01.  The Credit.
     -------------  -----------

     Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, the Bank hereby establishes a credit facility in favor of the Borrower in the aggregate principal amount of $17,000,000 as set forth below (the "Credit"). The Credit shall consist of (i) a secured term loan in the principal amount of $5,000,000 (the "Term Credit"), and
(ii) a secured revolving line of credit in the maximum principal amount of $12,000000 (the "Revolving Credit").

     Section 2.02.  The Term Credit.
     -------------  ----------------

          (a) GENERAL TERMS; THE TERM NOTE. Subject to the terms and conditions herein, on the date of the Closing the Bank shall loan the Borrower the Term Credit. All amounts owed by the Borrower with respect to the Term Credit shall be evidenced by an amended and restated promissory note of the Borrower in the principal amount of the Term Credit, dated the date of the Closing, in the form attached hereto as EXHIBIT 2.02(a) (the "Term Note"). The Term Credit may be prepaid in whole or in part without penalty in a minimum amount of $50,000 and an integral multiple of $50,000, or such lesser amount as is then outstanding provided however that such payments shall be applied to the remaining payments under the Term Note in inverse order of maturity or during the occurrence and continuance of or Event of Default at the Bank's discretion.

          (b) PAYMENTS OF PRINCIPAL. Unless accelerated pursuant to Article VI hereof, the principal amount of the Term Credit shall be repaid (i) in forty-eight (48) monthly installments payable on the first day of each calendar month in the amount of (a) $75,000 from July 1, 1999 through June 1, 2000; (b) $95,834 from July 1, 2000 through June 1, 2001; (c) $112,500 from July 1, 2001 through June 1, 2002;  (d) $133,334 from July 1, 2002 through June 1, 2003;  and
(e) a final installment in the amount of the entire unpaid balance of the Term Credit (including principal, all accrued but unpaid interest costs and fees and any other amounts then due), due and payable on June 1, 2003 (the "Maturity Date").

          (c)  INTEREST.  The Term  Credit  shall bear  interest  as provided in
Section 2.04.


     Section 2.03.  The Revolving Credit.
     -------------  ---------------------

          (a) GENERAL TERMS. Subject to the terms and conditions hereof and provided that no default, or Event of Default, has occurred or is continuing, the Borrower may, from time to time from the date hereof up to the Maturity Date borrow and reborrow from the Bank, and the Bank shall advance funds to the Borrower as requested pursuant to Section 2.03(f) (each a "Revolving Credit Advance" and collectively, the "Revolving Credit Advances"); PROVIDED, HOWEVER, that the aggregate of all Revolving Credit Advances outstanding at any time shall not exceed an amount equal to the lesser of (i) $12,000,000 (the "Maximum Revolving Credit"), or (ii) the Borrowing Base. The Revolving Credit may be prepaid in whole or in part without penalty.

          (b) THE REVOLVING CREDIT NOTE. All amounts owed by the Borrower with respect to Revolving Credit Advances shall be evidenced by an amended and restated revolving credit note in the principal amount of the Maximum Revolving Credit, dated the date hereof in the form attached hereto as Exhibit 2.03(b) (the "Revolving Credit Note").

          (c) BORROWING BASE. Subject to the limitations set forth below, the "Borrowing Base" shall consist of the 80% of Eligible Accounts Receivable and 45% of Eligible Inventory.

         "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean an account receivable which meets all of the following requirements:

                    (i) such account receivable is subject to a perfected security interest in favor of the Bank and is subject to no other lien whatsoever other than a lien permitted under Section 5.12 hereof;

                    (ii) such account receivable is owned by the Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Borrower to make such account receivable payable by the account debtor;

                    (iii) such account receivable is no more than 90 days past due from invoice date;

                    (iv) the amount owing on the invoice evidencing such account receivable is a valid, legally enforceable obligation of the account debtor with respect thereto and is not subject to any material present or contingent offset, deduction or counterclaim, dispute or other defense on the part of such account debtor, and no facts exist which are the basis for any future such action or claim;

                    (v) such account receivable is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument has been delivered to the Bank;

                    (vi) the goods giving rise to such account receivable were not, at the time of the sale thereof, subject to any lien, other than a lien permitted under Section 5.12 hereof;

                    (vii) the account debtor with respect to such account receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, pending, or to the knowledge of the Borrower, threatened, which might have a materially adverse effect on such account debtor;

                    (viii) the account debtor with respect thereto is not an Affiliate or employee of the Borrower or any Subsidiary;

                    (ix) if the account debtor with respect thereto is located outside of the United States of America, the goods which gave rise to such account receivable were shipped after receipt by the Borrower from the account debtor of an irrevocable letter of credit issued or confirmed by a financial institution reasonably acceptable to the Bank and in form and substance reasonably acceptable to the Bank, payable in the amount of the face value of the Account in dollars at a place of payment located within the United States;

                    (x) the account debtor with respect thereto is not a governmental agency (except where the Borrower and account debtor have complied with the Federal Assignment of Claims Act to the Bank's satisfaction); and

                    (xi) such account receivable is not determined by the Bank to be ineligible for any other reason based upon such credit and collateral considerations as the Bank may reasonably deem appropriate.

         "ELIGIBLE INVENTORY" shall mean inventory which meets all of the following requirements"

                    (i) such Inventory is owned by the Borrower, is subject to a perfected security interest in favor of the Bank and is subject to no other lien whatsoever other than a lien permitted under Section 5.12 hereof;

                    (ii) if such Inventory is located within a premises leased by the Borrower, the landlord has executed a Landlord Consent and Estoppel Certificate for such premises;

                    (iii) such Inventory is located within the United States at one of the Borrower's locations or (subject to (i) above) in the possession of the Borrower's sales representatives; and

                    (iv) such Inventory is not determined by the Bank to be ineligible for any other reason as the Bank may reasonably deem appropriate.

Notwithstanding the foregoing, no advances under the Revolving Credit shall be made with respect to any inventory of the Borrower held by sales representatives who have not executed in form and substance satisfactory to the Bank a "Memo on Stock" or similar instrument. Inventory immediately loses the status of Eligible Inventory if and when the Borrower sells it, otherwise passes title thereto or consumes it or the Bank releases its security interest therein. After December 31, 1999, the Borrowing Base shall not include any account receivable or inventory of the Borrower's Subsidiaries.

          (d) REVOLVING CREDIT PAYMENT. If at any time the aggregate outstanding Revolving Credit Advances exceed the lesser of (i) the Maximum Revolving Credit or (ii) the Borrowing Base, then the Borrower shall immediately pay such excess to the Bank, and the Bank may, without prior notice to the Borrower, charge any of Borrower's accounts with the Bank in order to effect such payment, and following such charge, send notice thereof to the Borrower.

          (e) INTEREST.  The Revolving Credit shall bear interest as provided in
Section 2.04.

          (f) REQUESTS FOR ADVANCES. Each Revolving Credit Advance shall be made on the day on which the Bank receives notice from the Borrower or, if such day is not a Banking Day, on the next succeeding Banking Day, provided the Bank receives notice from the Borrower prior to 12:00 noon Boston time on such Banking Day. Each request for a Revolving Credit Advance shall be made to the Bank in writing (including by telecopy) or by telephone by a duly authorized representative of the Borrower (promptly followed by a request in writing), and the Bank may rely upon any telephone request which it reasonably believes is made by such a representative. The Borrower agrees to indemnify and hold the Bank harmless for any action, including the making of Revolving Credit Advances hereunder, or loss or expense, taken or incurred by the Bank in good faith reliance upon such telephone request. At he time of the initial request for a Revolving Credit Advance made under this Section 2.03(f), the Borrower shall have provided the Bank with a Compliance Certificate in the form required by
Section 5.06(c) hereof. The Borrower hereby agrees (i) that the Bank shall be entitled to rely upon the most recent Compliance Certificate in its possession until it is superseded by another Compliance Certificate and (ii) that each request for a Revolving Credit Advance, whether by telephone or in writing or otherwise, shall constitute a confirmation of the representations and warranties contained in the most recent Compliance Certificate then in the Bank's possession.

          (g) PAYMENT UPON MATURITY DATE. The Revolving Credit shall expire on the Maturity Date and all Revolving Credit Advances then outstanding shall be due and payable on such date together with all accrued and unpaid interest thereon costs and fees and any other amounts then due.

     Section 2.04.  Interest on the Credit.
     -------------  -----------------------

     Subject to the terms of Section 2.05 relating to LIBOR Pricing Options, the Term Credit and the Revolving Credit Advances shall bear interest prior to the occurrence of an Event of Default or maturity (computed on the basis of the actual days elapsed over a 360-day year) at a fluctuating rate per annum equal to the Applicable Prime Rate or with respect to Term Loans the Applicable LIBOR Rate, if such an election is made. From and after the occurrence of an Event of Default or maturity (whether by demand, acceleration or otherwise) the unpaid principal balance of the Term Credit and the Revolving Credit shall bear interest at a fluctuating rate per annum equal to five percent (5%) above the rate of interest then payable with respect thereto. Interest on the Term Credit and the Revolving Credit shall be payable monthly in arrears on the first day of each month commencing July 1, 1999. The effective rate of interest shall change on each date on which the Prime Rate shall change.

     Section 2.05.  Special Provisions Governing LIBOR Rate Loans.
     -------------  ----------------------------------------------

     Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

          (a) LIBOR RATE LOAN INTEREST PERIODS. In connection with each LIBOR Rate Loan, the Borrower shall elect an interest period (the "Interest Period") to be applicable to such LIBOR Rate Loan, which Interest Period shall be, at the option of the Borrower, a thirty (30), sixty (60), ninety (90), one hundred twenty (120), and if available, one hundred eighty (180), or three hundred and sixty-five (365) day period; PROVIDED THAT:

                    (i) the Interest Period for any LIBOR Rate Loan shall commence on the date of such LIBOR Rate Loan;

                    (ii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, further that if any Interest Period in respect of a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day:

                    (iii) any Interest Period in respect of a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is not numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause
          (iv) below, end on the last Business Day of a calendar month;

                    (iv) no Interest Period with respect to any LIBOR Rate Loan shall extend beyond the Maturity Date; and

                    (v) no Interest Period shall be selected if at the time thereof an Event of Default is in existence.

          (b) Subject to the provisions hereof  (including,  without  limitation
Section  2.05(a))  and as long as there exists no Default,  the  Borrower  shall have, the option (A) to elect to convert integral multiples of One Million Dollars ($1,000,000) of its outstanding Prime Rate Loans which are Term Credits to LIBOR Rate Loans and (B) effective on and as of the expiration date of the
Interest Period of a LIBOR Rate Loan, to continue such LIBOR Rate Loan; PROVIDED, HOWEVER, that (i) no more than three (3) LIBOR Rate Loans may be outstanding at any one time; and (ii) a LIBOR Rate Loan may only be continued pursuant to clause (B) above if the outstanding principal amount of such LIBOR Rate Loan equals or exceeds One Million Dollars ($1,000,000). Interest on each LIBOR Rate Loan shall be payable monthly in arrears on the first day of each month commencing July 1, 1999. The Borrower shall deliver a notice (the "Notice of Conversion/Continuation") to the Lender no later than 1:00 P.M. (Boston time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall, in the case of a conversion to, or continuation of, a LIBOR Rate Loan, be irrevocable and shall be given by the Borrower in the form of EXHIBIT 2.05(b), appropriately completed to specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Term Credit to be converted/continued, (iii) whether the Term Credit to be converted/continued is a Prime Rate Loan or a LIBOR Rate Loan, and (iv) the requested Interest Period. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Lender telephonic notice by the required time of any proposed conversion/continuation under this Section 2.05; PROVIDED, that such notice shall be promptly confirmed in writing by delivery of a Notice of
Conversion/Continuation to the Lender on or before the proposed conversion/continuation date. If the Borrower has failed to timely deliver Notice of Conversion/Continuation or to give such a telephonic notice with respect to a LIBOR Rate Loan, the Borrower shall be deemed to have delivered to the Lender a Notice of Conversion/Continuation electing to convert such LIBOR Rate Loan into a Prime Rate Loan. Any notice pursuant to this Section 2.05 (including any telephonic notice) shall be irrevocable on and after the date of delivery thereof to the Lender, and the Borrower shall be bound to convert or continue in accordance therewith.

          (c) DETERMINATION OF INTEREST RATE. As soon as practicable after 10:00 A.M. Boston time) on an Interest Rate Determination Date, the Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding) the Applicable LIBOR Rate, which rate shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period, and the Lender shall promptly give notice thereof to the Borrower.

          (d) SUBSTITUTED RATE OF BORROWING. In the event that on any Interest Rate Determination Date the Lender shall have reasonably determined (which determination shall, absent manifest error, be final, conclusive and binding) that:

                    (i) by reason of any changes affecting the LIBOR market, or affecting the position of the Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the LIBOR Rate with respect to the LIBOR Rate Loans as to which an interest rate determination is then being made; or

                    (ii) by reason of (A) any change in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (B) other circumstances affecting the Lender, the LIBOR market or the position of the Lender in such market (such as, for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the LIBOR
          Rate), the LIBOR Rate shall not represent the effective pricing to the Lender for dollar deposits of comparable amounts for the relevant period;

then, and in any such event, the Lender shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice to the Borrower of such determination. Thereafter, the Borrower shall pay to the Lender with respect to the LIBOR Rate Loans of the Borrower, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Lender in its sole discretion shall reasonably determine) as shall be required to cause the Lender to receive interest with respect to such LIBOR Rate Loans for the Interest Period following the Interest Rate Determination Date (the "Affected Interest Period") at a rate equal to 2.0% per annum in excess of the effective pricing to the Lender for dollar deposits to make or maintain such LIBOR Rate Loans. A certificate as to additional amounts owed the Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Borrower by the Lender, shall, absent manifest error, be final, conclusive and binding.

          (e) REQUIRED TERMINATION AND PREPAYMENT. In the event that on any date the Lender shall have reasonably determined (which determination shall, absent manifest error, be final, conclusive and binding) that the making or continuation of LIBOR Rate Loans has become unlawful by compliance by the Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, the Lender shall promptly give notice to the Borrower of that determination. The obligation of the Lender to make or maintain such LIBOR Rate Loans during any such period shall be determined at the earlier of the termination of the Interest Period then in effect or when required by law, and the Borrower shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this
Section 2.05(e) is made, or earlier when required by law, repay such LIBOR Rare Loans, together with all interest accrued thereon or automatically convert the LIBOR Rate Loans to a Prime Rate Loan.

          (f) COMPENSATION. The Borrower shall compensate the Lender, upon written request from the Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by the Lender to lenders of funds borrowed by Lender to make or carry the LIBOR Rate Loans and any loss sustained by the Lender in connection with the reemployment of such funds) that the Lender may sustain with respect to the Borrower's LIBOR Rate
Loans: (i) if for any reason (other than a default or manifest error by the Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a notice of borrowing or a telephonic request for borrowing or conversion/continuation, or a successive Interest Period does not commence after notice thereof is given; (ii) if, for any reason, any prepayment of any LIBOR Rate Loan occurs on a date that is not the last day of the Interest Period applicable to such LIBOR Rate Loan; (iii) if, for any reason, any prepayment of the LIBOR Rate Loans is not made on the date specified in a notice of prepayment given by the Borrower with respect to such LIBOR Rate Loan; or (iv) as a consequence of any other default by the Borrower to repay such LIBOR Rate Loans when, and on the terms, required by the terms of this Agreement.

          (g) QUOTATION OF LIBOR RATE. Notwithstanding anything contained herein to the contrary, if on any Interest Rate Determination Date the LIBOR Rate is unavailable by reason of the failure of the referenced lenders to provide offered quotations to the Lender in accordance with the definition of "LIBOR Rate", the Lender shall give the Borrower prompt notice within three days thereof and any LIBOR Rate Loans requested shall be made as Prime Rate Loans; provided, however, that failure to give such notice within three days shall not entitle the Borrower to obtain nor require the Lender to provide LIBOR Rate Loans if the LIBOR Rate is otherwise unavailable as provided for herein.

          (h) LIBOR RATE TAXES. The Borrower agrees that:

                    (i) Promptly upon notice from the Lender to the Borrower, the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of the Term Loan solely as a result of the interest rate being determined by reference to the LIBOR Rate and/or the provisions of this Agreement relating to the LIBOR Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Term Loan when the interest rate is determined by reference to the LIBOR Rate (all such taxes, levies, cost and charges being herein collectively called "LIBOR Rate Taxes"); PROVIDED that LIBOR Rate Taxes shall not include taxes imposed on or measured by the net income of the Lender by the country under the laws of which the Lender is organized or any political subdivision or taxing authority thereof or therein, or taxes imposed on or measured by the net income of any branch or subsidiary of the Lender (whether gross or net income) by any jurisdiction or subdivision thereof in which that branch or subsidiary is doing business. The Borrower shall also pay such additional amounts equal to increases in taxes payable by the Lender, which increases are attributable to payments made by the Borrower described in the immediately preceding sentence or this sentence. Notwithstanding anything contained in this Section 2.05(h) to the contrary, in the event that the Lender shall recover any amounts in respect of LIBOR Rate Taxes as to which the Borrower has previously rendered payment to Lender, then Lender shall reimburse the Borrower in full for such amounts. Promptly after the date on which payment of any such LIBOR Rate Tax is due pursuant to applicable law, the Borrower will at the request of the Lender, furnish to Lender evidence, in form and substance satisfactory to Lender, that the Borrower has met its obligation under this Section 2.05(h); and

                    (ii) The Borrower will indemnify the Lender against, and reimburse the Lender on demand for, any LIBOR Rate Taxes as determined by the Lender in its good faith discretion. The Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this clause (ii).

          (i) BOOKING OF LIBOR RATE LOANS. The Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of, any of its branch offices or the office of an affiliate of the Lender.

          (j) INCREASED COSTS. If, by reason of (i) the introduction of or any change in (including, without limitation, any change by way of imposition or increase of reserve requirements) or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), any reserve (including, without limitation, any imposed by the Federal Reserve Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender or its applicable Lending office shall be imposed or deemed applicable or other condition affecting any of its LIBOR Rate Loans or its obligation to make such LIBOR Rate Loans shall be imposed on the Lender or its applicable lending office or the London interbank market, and as a result thereof there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining such LIBOR Rate Loans, or there shall be a reduction in the amount received or receivable by the Lender or time, upon written notice from and demand by the Lender, pay to the Lender for the account of the Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify the Lender against such increased cost. A certificate in reasonable detail as to the amount of such increased cost, submitted to the Borrower by the Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

          (k) ASSUMPTIONS CONCERNING FUNDINGS OF LIBOR RATE LOANS. The calculation of all amounts payable to the Lender under this Section 2.05 shall be made as though the Lender had actually funded the LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate applicable to such LIBOR Rate Loan, in the case of a LIBOR Rate Loan, through the transfer of such LIBOR deposit from an offshore office of the Lender to a domestic office of such Lender in the United States of America; it being understood that the Lender may fund LIBOR Rate Loans in any manner it sees fir and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

          (l) LIBOR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuance of a Default, the Borrower may not elect to have a Term Credit be made as a LIBOR Rate Loan or continued as, or converted to, a LIBOR Rate Loan after the expiration of any Interest Period then in effect.

     Section 2.06.  Adjustments to Interest on the Credit.
     -------------  --------------------------------------

     The Borrower may twice annually request that the Bank adjust the Applicable Prime Rate and the Applicable LIBOR Rate to Level II or Level III set forth below by delivering to the Bank a rate change certificate (the "Rate Change Certificate") in the form attached hereto as Exhibit 2.06 certifying that either
(i) the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the twelve-month period ending June 30, or (ii) the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the twelve-month period ending December 31 (each a "Rate Change Financial Statement" and collectively, the "Rate Change Financial Statements") attached thereto indicate Leverage Ratio of the Borrower for the trailing twelve-month period that corresponds with the ratios opposite such levels set forth below.

                                                                                                  Applicable
      Level         Leverage Ratio                            Applicable Prime Rate               LIBOR Rate
      -----         --------------                            ---------------------               ----------
Level 1             Greater than 2.5:1                     Prime Rate plus .75%          LIBOR Rate plus 3.75%

Level II            Greater than 1.5:1 and less than or    Prime Rate plus .25% per      LIBOR Rate plus 3.25% per
                    equal to 2.5:1                         annum                         annum

Level III           Less than or equal to 1.5:1            Prime Rate                    LIBOR Rate plus 3.00 per
                                                                                         annum

     In the event that the Bank adjusts the Applicable Prime Rate and the Applicable LIBOR Rate to Level II or Level III, the Borrower shall not be entitled to a refund on account of interest accrued prior to and including the date of the delivery of the Rare Change Financial Statement. The Borrower shall deliver to the Bank the Rate Change Financial Statements

     In the event that the Borrower fails to timely deliver the Rate Change Financial Statements within forty-five (45) days after the end of each six (6) month period ending June 30 and December 31, the Applicable Prime Rate and the Applicable LIBOR Rate shall be automatically and immediately adjusted to the Level I until such time as the Rate Change Financial Statement is delivered. In the event that upon the delivery of the Rate Change Financial Statement, the Bank re-adjusts the Applicable Prime Rate and the Applicable LIBOR Rate to Level II or Level III, the Borrower shall not be entitled to a refund on account of interest accrued prior to and including the date of the delivery of the Rate Change Financial Statement. In the event that upon delivery of audited financial statements pursuant to Section 5.06(a) hereof (the "Audited Statements"), the

Level corresponding to the Leverage Ratio is different than the Level previously indicated by the Rate Change Financial Statement delivered pursuant to the first sentence of this paragraph and the difference indicates a higher interest rare, the Applicable Prime Rate and the Applicable LIBOR Rate shall immediately adjust to the Level indicated by the Audited Statements. In such event, the Borrower shall immediately repay to the Bank retroactively for the period covered by the Audited Statements as if such Level had been in effect for the entire period.

     The Borrower may request from the Bank written permission to include the twelve month trailing EBITDA of a Permitted Acquisition in calculating the
Leverage Ratio which the Bank may grant in its reasonable discretion. Notwithstanding the foregoing, the Bank agrees to allow the Borrower to include the twelve month trailing EBITDA of the Acute Care Subsidiaries in calculating the Leverage Ratio.

     In addition to the foregoing, upon the occurrence of an Event of Default, the Applicable Prime Rate and the Applicable LIBOR Rate shall be automatically and immediately adjusted to a Default Rate of Interest as provided in Section 2.04.

     Section 2.07.  Method of Payment.
     -------------  ------------------

     All payments and prepayments of principal and interest due under the Notes and of fees their hereunder shall be made by the Borrower to the Bank in immediately available funds. Payments received by the Bank after 12:00 noon Boston time shall be deemed received on the next succeeding Banking Day. All payments of principal, interest or fees to be made to the Bank may be effected by the Bank debiting accounts of the Borrower with the Bank and sending notice thereof to the Borrower.

     Section 2.08.  Payment and Interest Cutoff.
     -------------  ----------------------------

     Notice of each prepayment pursuant to Section 2.03(a) shall be given to the Bank not Later than 12:00 noon (Boston time) on the date of payment, and shall specify the total principal, interest and penalty, if any, of the Term Credit and/or the Revolving Credit to be paid on such date. Notice of prepayment having been given in compliance with this Section 2.08, the amount specified to be prepaid shall become due and payable on the date specified for prepayment and from and after said date (unless the Borrower shall default in the payment thereof) interest thereon shall cease to accrue. Unpaid interest on the principal amount of the Revolving Credit or Term Credit so prepaid accrued to the date of prepayment shall be due on the date of prepayment.

     Section 2.09.  Closing Fee.
     -------------  ------------

     The Borrower shall pay the Bank $140,000 at Closing.

     Section 2.10.  Expenses.
     -------------  ---------

     The Borrower Shall pay the Bank on demand all reasonable out-of-pocket fees and expenses up to a maximum amount of $7,500 per year incurred by the Bank in connection with examinations of the books and records of the Borrower, appraisals of the assets of the Borrower and visits to the Borrower by officers, employees and agents of the Bank. The Borrower shall cooperate with the Bank's officers, employees and agents in connection with each audit or appraisal performed and comply with all reasonable requests in connection therewith.

     Section 2.11.  Cash Management Service.
     -------------  ------------------------

     At the Bank's request, the Borrower shall at all times use the LMCS Cash Management Service provided by the Bank with respect to the Credit and shall at all times maintain substantially all of its principal operating and disbursement accounts with the Bank or alternatively a cash management system satisfactory to the Bank; provided, however, that the Borrower may maintain the Acute Care Subsidiaries' current operating and disbursement accounts for a period not to exceed one hundred and twenty (120) days after the Closing; provided further, however, that the aggregate amount of funds in the Acute Care Subsidiaries operating and disbursement accounts during the one hundred and twenty (120) day period shall not exceed $1,500,000 at any time.

     Section 2.12.  Facility Fee.
     -------------  -------------

     The Borrower shall pay the Bank a revolving credit facility fee (the "Facility Fee") from and including the Closing to the date upon which the Bank's commitment to make Revolving Credit Advances has terminated, computed at a rate of 3/8 of 1% per annum on the daily average Unutilized Revolving Commitment. Such Facility Fee shall be due and payable in arrears on the first day of each month, commencing July 1, 1999.

     Section 2.13.  Use of Credit Proceeds.
     -------------  -----------------------

     The proceeds of the Term Credit shall be used by the Borrower to finance the Acquisitions. The proceeds of the Revolving Credit shall be used by the Borrower to: (a) finance the Acquisitions, (b) refinance existing indebtedness to the Bank, (c) pay costs and expenses incurred in connection with the Acquisitions and the establishment of the Credit and (d) the balance, if any, solely for general working capital purposes, Permitted Acquisitions, repayment of indebtedness of entities acquired in Permitted Acquisitions, and Permitted Stock Payments.


ARTICLE III.        REPRESENTATIONS AND WARRANTIES.
------------        -------------------------------

     Borrower hereby represents and warrants that:

     Section 3.01.  Corporate Existence and Power; Organizational Structure.
     -------------  --------------------------------------------------------

     The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate and other power and authority to conduct its business and own its assets as now conducted and owned and as proposed to be conducted and owned. The Borrower and each of its Subsidiaries are licensed or qualified as a foreign corporation in each jurisdiction where the conduct of its business or the ownership of its assets require such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect upon the business, assets, operations, or financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole.

     There are presently issued by the Borrower and its Subsidiaries the shares of capital stock indicated on SCHEDULE 3.01, which shares are owned beneficially and of record as set forth on such SCHEDULE 3.01. The Borrower and its Subsidiaries have received the consideration for which such stock was authorized to be issued and have otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Borrower and its Subsidiaries have no other capital stock of any class outstanding. Except as disclosed on
Schedule 3.01, there are no (i) outstanding options, warrants or rights to acquire any shares of the capital stock or other securities of the Borrower,
(ii) outstanding securities or obligations which are convertible into or exchangeable for any shares of the capital stock or other securities of the Borrower, or (iii) preemptive or subscription rights, contracts or arrangements under which the Borrower is or may become bound to sell or otherwise issue any shares of capital stock or other securities, other than as granted by law.

     Section 3.02.  Subsidiaries.
     -------------  -------------

     Except as set forth in Schedule 3.02, the Borrower currently has no Subsidiaries or any equity investments in any other entity. The Borrower shall not organize or permit to exist any new Subsidiaries, or make any new equity investments in any other entity without the prior written consent of the Bank (except for Permitted Acquisitions).

     Section 3.03.  Power and Authority Relative to Borrowing; Legal and Binding
     -------------  ------------------------------------------------------------
Nature; Compliance with Other Instruments.
------------------------------------------

     Except as set forth in SCHEDULE 3.03, the Borrower has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver and perform all of its obligations contained in the Credit Documents to which it is a party, and to borrow hereunder, and none of such actions will violate any provision of law applicable to it, or of its charter or by-laws or result in the breach of or constitute a default under any material agreement or instrument to which it is a party or by which it is bound. Each of the Credit Documents to which the Borrower is a party has been (or will upon execution be) duly authorized and validly executed and is (or will upon execution be) the valid and binding obligations of the Borrower enforceable in accordance with its respective terms. Neither the execution or delivery by the Borrower of any of the Credit Documents to which it is a party or the performance of its obligations thereunder, require the consent, approval or authorization of any person or governmental authority.

     The provisions of the Credit Documents executed and delivered by the Borrower in accordance with Sections 4.01(c) through (g) hereof have created in favor of the Bank legal, valid and enforceable security interests in the collateral described therein, and all financing statements and other filings have been (or will promptly after the Closing be) filed or made as required by applicable law so as to cause such security interests to constitute fully perfected first priority liens on all right, title and interest of the Borrower in such collateral.

     Neither the Borrower nor any of its Subsidiaries is in violation of any term of its charter or by-laws, and none of the Borrower or its Subsidiaries is in violation of any material agreement, instrument, mortgage, indenture, contract or any judgment, decree, order, statute, rule or governmental regulation applicable to it. The execution, delivery and performance of the Credit Documents will not result in the creation of any security interest, lien, charge or encumbrance upon any of the properties or assets of the Borrower or its Subsidiaries except in favor of the Bank.

     Section 3.04.  Financial Condition.
     -------------  -------------------

     The following financial statements have been delivered to the Bank: (i) the audited consolidated financial statements of the Borrower and its Subsidiaries dated as of June 30, 1998 and the unaudited consolidated financial statements of the Borrower and its Subsidiaries dated as of March 31, 1999 (the "Base Financial Statements"); (ii) the unaudited consolidated financial statements of each of the Acute Care Subsidiaries dated December 31, 1998 (the "Subsidiary Financial Statements") The Base Financial Statements are complete and correct and present fairly and accurately the financial position of the Borrower and its Subsidiaries, on a consolidated basis, as of the date of each of the Base
Financial Statements and the results of operations of the Borrower and its Subsidiaries on a consolidated basis in conformity with generally accepted accounting principles consistently applied. Except as set forth on Schedule 3.04 hereof, to the best of the Borrower's knowledge, the Subsidiary Financial Statements are complete and correct and present fairly and accurately the financial position of the Acute Care Subsidiaries as of the date of the Subsidiary Financial Statements in conformity with generally accepted accounting principles consistently applied. The Borrower and the Acute Care Subsidiaries have no material contingent liabilities or material liabilities for taxes, or any unusual or burdensome agreement or commitment which would have a materially adverse effect on their business assets, operations or financial condition, except as disclosed in the Base Financial Statements, the Subsidiary Financial Statements and in this Agreement.

     Section 3.05.  No Material Adverse Change.
     -------------  ---------------------------

     Except as set forth in SCHEDULE 3.05 hereto, since the date of the Base Financial Statements there has been no material adverse change in the business, assets, operation or condition (financial or otherwise) of the Borrower, and the Borrower, has not paid any dividends or made any distributions on or purchased or otherwise acquired any shares of its capital stock. To the best of the Borrower's knowledge, except as set forth in Schedule 3.05, there has been no material adverse change in the business, assets, operation or condition (financial or otherwise) of the Acute Care Subsidiaries and none of the Acute Care Subsidiaries has paid any dividends or made any distributions on or purchased or otherwise acquired any shares of its capital stock.

     Section 3.06.  Litigation.
     -------------  -----------

     Except as set forth in SCHEDULE 3.06 hereto, there are no suits or proceedings pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of its respective Subsidiaries which would have a material adverse effect on the business, assets, financial condition or prospects of the Borrower or any Subsidiary or the transactions contemplated by the Credit Documents.

     Section 3.07.  Title.
     -------------  ------

     Except as set forth in SCHEDULE 3.07, the Borrower has good and marketable title to, or valid leasehold interests in, all of the properties and assets and leasehold interests reflected in the Base Financial Statements, or acquired since such date (except for materials used, inventory sold, accounts receivable collected and other items disposed of, all in the ordinary course of business since the date of the Base Financial Statements), free and clear of all liens and encumbrances except liens permitted by Section 5.12, and easements, restrictions and minor defects in title which do not, either individually or in the aggregate materially detract from the value or materially limit the use of any real property.

     Section 3.08.  Tax Returns and Payments.
     -------------  -------------------------

     Except as set forth in Schedule 3.08 hereto, all of the tax returns and tax reports of the Borrower and its Subsidiaries required by law to be filed have been duly filed, or extensions of the time for filing have been duly obtained, and the Borrower and its Subsidiaries have paid all taxes shown due thereon. The federal income tax returns of the Borrower and its Subsidiaries have never been audited by the Internal Revenue Service. There are in effect no waivers of the applicable statutes of limitations for federal taxes for any period. No deficiency assessment or proposed adjustment of the federal income taxes of the Borrower or any of its Subsidiaries is pending and to the best of Borrower's knowledge there is no proposed liability of a substantial nature for any tax to be imposed upon any of its assets for which there is not an adequate reserve reflected in the Base Financial Statements. To the best of the Borrower's knowledge, no deficiency assessment or proposed adjustment of the federal income taxes of Acute Care Subsidiaries is pending and to the best of Borrower's knowledge there is no proposed liability of a substantial nature for any tax to be imposed upon any of its assets for which there is not an adequate reserve reflected in the Subsidiary Financial Statements.

     Section 3.09.  Compliance with Law, etc.
     -------------  -------------------------

     The Borrower and its Subsidiaries have all necessary franchises, permits, licenses and other rights to allow them to conduct their business as presently conducted and as proposed to be conducted, and neither the Borrower nor any Subsidiaries are in default with respect to any order or decree of any court, or under any law, order or regulation of any governmental authority, or under the provisions of any contract or agreement to which any of them is a party or by which they may be bound, which default would have a material adverse effect on the business, assets, operations, financial condition or prospects of any of them.

     Section 3.10.  Pension Matters.
     -------------  ----------------

     Neither the Borrower nor any of its Subsidiaries has incurred (a) any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (b) any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee benefit plan established or maintained by it; nor has Borrower had any tax assessed against it by the Internal Revenue Service for any alleged violation under Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Borrower nor any of its Subsidiaries has any material unfunded liability under a pension plan or a contingent liability for withdrawal from a multi-employer pension plan except as disclosed in the financial statements referred to in the Base Financial Statements. To the best of the Borrower's knowledge, none of the Acute Care Subsidiaries have any material unfunded liability under a pension plan or a contingent liability for withdrawal from a multi-employer pension plan except as disclosed in the Subsidiary Financial Statements.

     Section 3.11.  Compliance with Regulation U.
     -------------  -----------------------------

     None of the proceeds of the Credit will be used to purchase, carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     Section 3.12.  Credit Agreements.
     -------------  ------------------

     Set forth on Schedule 3.12 is a complete and correct list of all existing loan agreements, indentures, note purchase agreements, guarantees or other instruments relating to extensions of credit or money borrowed for an amount in excess of $50,000 under which the Borrower or any Subsidiary is or may become directly or indirectly obligated.

     Section 3.13.  Leases and Options to Purchase.
     -------------  -------------------------------

     Set forth on Schedule 3.13 is a complete and correct list of all existing leases with respect to, or options to purchase any, real estate or any equipment involving a commitment, potential commitment, or series of commitments in any twelve month period, in excess of $50,000 under which the Borrower is or may become directly or indirectly obligated as lessee or purchaser.

     Section 3.14.  Insolvency.
     -------------  -----------

     Neither the Borrower nor any of its Subsidiaries has (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors,
(c) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (c) suffered the attachment or other judicial seizure of all, or substantially all of its assets, (d) admitted in writing its inability to pay its debts as they come due, or (e) made an offer of settlement, extension or composition to its creditors generally. After giving effect to the financing provided for in this Agreement, the Borrower will not: (a) have liabilities (contingent or otherwise) which exceed the fair and salable value of its assets; (b) be left with unreasonably small capital with which to engage in its business; (c) have incurred, or anticipate or reasonably should anticipate incurring, debts beyond its ability to pay such debts as they mature.

     Section 3.15.  Real Estate Owned.
     -------------  ------------------

         Neither the Borrower nor any of its Subsidiaries owns any real property.

     Section 3.16.  Hazardous Waste.
     -------------  ----------------

     Except as set forth in SCHEDULE 3.16, neither of the Borrower nor any of its Subsidiaries has generated, stored or disposed of any oil, hazardous substance or hazardous material as amended in the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq., applicable state or federal laws, or regulations adopted pursuant thereto, in violation of applicable law; and, except as set forth on Schedule 3.16, to the best of the Borrower's knowledge there has been no generation, storage, or disposal of any such materials by anyone else on the property owned or leased by the Borrower or the subsidiaries, nor have any such materials been present on such property.

     Section 3.17.  Permits.
     -------------  --------

     All necessary licenses and permits for the use and occupancy of the real property owned or leased by the Borrower have been issued and are in full force and effect except as set forth on Schedule 3.17 hereto and except for any such licenses or permits the absence of which would not have a material adverse effect upon the business, assets, operations, or financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole.

     Section 3.18.  Patents; Trademarks, Etc.
     -------------  -------------------------

     Set forth on SCHEDULE 3.18 hereto are all patents, parent rights, patent applications, trademarks, trademark applications, trade names, brand names, service marks, and service applications and all applications for such that are in the process of being prepared, owned by or registered in the name of Borrower, or of which Borrower is a licensor or licensee or in which Borrower has any right (collectively with the trade secrets and copyrights owned or licensed by the Borrower, the "Intellectual Property"). All such Intellectual Property is valid and in full force and effect, and there is no claim by or demand of any person pertaining hereto, and there are no suits or proceedings pending or, to the knowledge of Borrower threatened, against Borrower which would have a material adverse effect upon any rights of Borrower in respect of any such Intellectual Property; nor to the knowledge of the Borrower is there a basis for any such claim, suit, proceeding or investigation.

     Except  as set  forth  in  SCHEDULE  3.18.  hereto,  the  Borrower  owns or possesses adequate licenses or other rights to use all intellectual Property which is necessary for its business or operations as now conducted and where the failure to so have such rights would have a material adverse effect on the business, properties, assets, prospects, operations or conditions, financial or otherwise, of Borrower. Furthermore, except as set forth in Schedule 3.18 hereto, the Borrower represents and warrants that it has good right to assign or transfer its interest in the Intellectual Property and the assignment or transfer will not cause default or permit termination of the transferee's rights or interest in the Intellectual Property. Except as set forth in Schedule 3.18 hereto, the Borrower has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products, or to provide the services or proposed services of Borrower, in connection with the Intellectual Property.

     Section 3.19.  No Omissions.
     -------------  -------------

     None  of the  representations  or  warranties  in  this  Agreement  nor any document, agreement, statement, certificate, exhibit, schedule or other information furnished or to be furnished by or on behalf of the Borrower to the Bank pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of facts contained therein not misleading.

ARTICLE IV.         CONDITIONS.
-----------         -----------

     Section 4.01.  Conditions to the Term Credit and the First Advances.
     -------------  -----------------------------------------------------

     The obligation of the Bank to extend the Term Credit and make the initial advances under the Revolving Credit is subject to the fulfillment of the following conditions:

          (a) LEGAL OPINIONS FROM COUNSEL FOR THE BORROWER AND GUARANTORS. The Bank shall have received the written opinion of (a) Nossaman, Guthner, Knox & Elliott, LLP, (b) Kirkpatrick & Lockhart LLP (Massachusetts counsel) and (c) Kirkpatrick and Lockhart LLP (Florida counsel), counsel to the Borrower, in form satisfactory to Messrs. Goodwin, Procter & Hoar LLP, special counsel to the Bank (said special counsel and any successor counsel shall be hereinafter referred to as "Special Counsel") covering such matters as the Bank or its Special Counsel may request.

          (b) THE NOTES. The Borrower shall have executed and delivered to the Bank the Term Note and the Revolving Credit Note.

          (c) THE SECURITY AGREEMENT. The Bank shall have received an amended and restated security agreement executed by the Borrower in form satisfactory to the Bank and its Special Counsel (the "Security Agreement"), granting to the Bank a first priority security interest in and assignment of substantially all of the assets of the Borrower. All Uniform Commercial Code Financing Statements and other filings (including without limitation, filings with the United States Patent and Trademark Office) required in order to perfect the liens granted under the Security Agreement shall have been executed by the Borrower and shall have been duly filed or recorded.

          (d) ACQUISITIONS CONSUMMATION. Other than as consented to by the Bank in writing:

                    (i) The provisions of the Acquisitions Agreements shall not have been amended, modified, waived or terminated;

                    (ii) All of the representations and warranties of the Sellers set forth in Acquisitions Agreements shall be complete and correct in all material respects on and as of Closing with the same force and effect as though made on and as of such date;

                    (iii) All of the other conditions to the obligations of the Borrower and Subsidiaries set forth in the Acquisitions Agreements shall have been satisfied;

                    (iv) Any material consent, authorization, order or approval of any Person required in connection with the transactions contemplated by the Acquisitions Agreements shall have been obtained and shall be in full force and effect;

                    (v) All of the items required to be delivered under the Acquisitions Agreements shall have been so delivered;

                    (vi) The merger of Futuretech, Futuretech Maryland, Futuretech Washington, and Healthcare into the Borrower shall have been consummated in accordance with the Acquisitions Agreements and Delaware corporate law and the corporate laws of the respective states in which Futuretech, Futuretech Maryland, Futuretech Washington, and Healthcare are organized, as applicable;

                    (vii) Contemporaneously with the making by the Bank of the first extension of credit hereunder, the Borrower shall have furnished to the Bank a certificate, signed by a Financial Officer, to the effect that the closing has occurred under the Acquisitions Agreements and to the effect that each of the conditions set forth in this
          Section 4.01(d) has been satisfied; and

                    (viii) Contemporaneously with the making by the Bank of the first extension of credit hereunder, the Borrower shall have furnished to the Bank evidence, satisfactory to the Bank, of the termination of existing indebtedness of the Acute Care Subsidiaries pursuant to the Acquisitions Agreements, including payoff letters, UCC-3's and any other documentation that the Bank may request.

          (e) GUARANTOR SECURITY AGREEMENTS. The Bank shall have received security agreement executed by each of the Guarantors in form satisfactory to the Bank and its Special Counsel (the "Guarantor Security Agreements"), granting to the Bank a first priority security interest substantially all of the assets of the Borrower. All Uniform Commercial Code Financing Statements and other filings (including without limitation, filings with the United Stares Patent and Trademark Office) required in order to perfect the liens granted under the Security Agreement shall have been executed by the Borrower and shall have been duly filed or recorded.

          (f) LANDLORD'S CONSENTS AND ESTOPPEL CERTIFICATES. The Bank shall have received with respect to each parcel of real property leased by the Borrower (or leased by a sales representative that has in its possession any Collateral (as defined in the Security Agreement)) a duly executed Landlord's Consent and Estoppel Certificate in form satisfactory to the Bank and its Special Counsel (the "Landlord's Consent and Estoppel Certificates").

          (g) COLLATERAL ASSIGNMENT OF ACQUISITIONS DOCUMENTS. The Bank shall have received a Collateral Assignment of Acquisitions Documents executed by the Borrower in form satisfactory to the Bank and its Special Counsel (the "Collateral Assignment of Acquisitions Documents").

          (h) PLEDGE AGREEMENTS. Each of the Borrower and Bimeco shall have executed and delivered to the Bank a Pledge Agreement on terms and conditions satisfactory to the Bank (the "Pledge Agreements").

          (i) GUARANTY AGREEMENTS. Each Guarantor shall have executed and delivered to the Bank the Unlimited Guaranty Agreements on terms and conditions satisfactory to the Bank.

          (j) KEY-MAN LIFE INSURANCE POLICY. The Borrower shall have obtained a life insurance policies in the minimum amount of $1,000,000 each with respect to John Rooney and Michael Bayley.

          (k) INSURANCE. The Borrower shall have delivered to the Bank a list in the form of Exhibit 4.01(k) hereto, certified by the president or chief financial officer of the Borrower, of all insurance required by Section 5.05 showing the insurer, the face amount and the nature of the coverage and the Bank as an additional insured and loss payee (or beneficiary, as the case may be) under each policy then in force.

          (l) OFFICER'S CERTIFICATE RE: AUTHORIZATION, REPRESENTATIONS AND WARRANTIES; ABSENCE OF DEFAULTS: TRADENAMES, PLACES OF BUSINESS AND LOCATIONS OF COLLATERAL. The Borrower shall have delivered to the Bank a certificate in substantially the form of EXHIBIT 4.01(L) hereto and dated the date of the Closing.

          (m) NO DEFAULT. No Event of Default specified in Article VI and no event which, under Article VI with the giving of notice or the lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.

          (n) SUBORDINATION SIDE LETTERS. Each of GE Capital Equity Investments, Inc., Coleman Swenson Hoffman Booth IV L.P., John F. Rooney, BAM Enterprises, LLC, Michael K. Bayley, William H. Lomicka, Webbmont Holdings, L.P., Investors Equity, Inc. and the Borrower have duly executed and delivered to the Bank a Subordination Side Letter on terms and conditions satisfactory to the Bank (each a "Subordination Side Letter" and collectively, the Subordination Side Letters").

          (o) PAYOFF LETTER AND TERMINATION STATEMENTS. The Bank shall have received a payoff letter and UCC-3 Termination Statements and/or any other instrument necessary to terminate the security interests granted to all third parties and provide evidence of satisfaction all obligations of the Borrower to such third parties.

          (p) MATERIAL ADVERSE CHANGE. There shall not have occurred any material adverse change in the condition (financial or otherwise), operation, properties, assets, liabilities, earnings or prospects of the Borrower since the date of the Base Financial statements delivered to the Bank.

          (q) CAPITALIZATION. The Borrower shall have at Closing available funds in amount of at least $19,550,000, and delivered to the Bank evidence thereof, derived from sources satisfactory to the Bank.

          (r) EQUITY INVESTMENT. The Borrower shall have received, and delivered to the Bank evidence of an equity investment of at least $11,100,000 on terms and conditions satisfactory to the Bank.

          (s) INTELLECTUAL PROPERTY SECURITY AGREEMENTS. The Bank shall have received from the Borrower and its Subsidiaries an Intellectual Property
Security Agreement in a form satisfactory to the Bank and its Special Counsel (the "Intellectual Property Security Agreement").

          (t) WARRANT AND WARRANT AGREEMENT. The Borrower shall have executed and delivered to the Bank a confirmation of (i) the warrant agreement (the "Warrant Agreement"); and (ii) the warrant (the "Warrant") dated as of February 5, 1998 in form satisfactory to the Bank and its Special Counsel.

          (u) MISCELLANEOUS REQUIREMENTS. The Borrower shall have delivered to the Bank such other documents as the Bank or its Special Counsel shall reasonably require.

     Section 4.02.  Conditions to Subsequent Advances.
     -------------  ----------------------------------

     Each request for a subsequent Revolving Credit Advance shall be deemed to be a representation by the Borrower to the Bank that all representations and warranties contained in Article III hereof or in any Exhibit, Schedule or

Certificate attached hereto or delivered to the Bank in connection herewith were true and correct when made and continue to be true and correct as of the date of such advance, and that no Event of Default specified in Article VI hereof, and no event which, under said Article VI with the giving of notice or the lapse of time, or both, would constitute an Event of Default, has occurred and is then continuing.

ARTICLE V.          COVENANTS OF THE BORROWER.
----------          --------------------------


     The Borrower hereby covenants as follows:

     Section 5.01.  Payment of Amounts Due, Etc.
     -------------  ----------------------------

     The Borrower will make all payments of principal, interest and other amounts in connection with the Notes and this Agreement in accordance with the terms hereof and thereof, and will observe, perform and comply with each and every one of the covenants, terms and conditions contained herein, in the Notes or in any other Credit Document to be observed, performed or complied with by it.

     Section 5.02.  Corporate Existence.
     -------------  --------------------

     The Borrower and its Subsidiaries will maintain and preserve in full force and effect its corporate existence and will maintain and preserve in full force and effect all material rights, Licenses, patents, trademarks and franchises, and comply with all applicable regulations in all jurisdictions necessary for the conduct of their business.

     Section 5.03.  Maintenance of Properties.
     -------------  --------------------------

     The Borrower and its Subsidiaries will maintain, preserve, protect and keep all properties used or useful in the conduct of their respective businesses in good repair, working order and condition, ordinary wear and tear excepted, and from time to time shall make such repairs, renewals, replacements, betterments and improvements thereto as in the judgment of the Borrower's management are necessary to permit such business to be properly and advantageously conducted at all dines.

     Section 5.04.  Payment of Taxes, Compliance with Laws, Etc.
     -------------  --------------------------------------------

     The Borrower and its Subsidiaries will pay and discharge all taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any property belonging to them before the same shall become in default, as well as all lawful claims for labor, materials and supplies, which, if not paid when due, might become a lien or charge upon such property or any part thereof; provided, however, that neither the Borrower nor any of their respective Subsidiaries shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, an adequate reserve for the payment thereof is established on the books of the Borrower or applicable Subsidiary in accordance with generally accepted accounting principles, and the Borrower or applicable Subsidiary shall pay such tax, assessment, charge, levy or claim before any taxing authority files any lien with respect thereto.

     The Borrower and its Subsidiaries will at all times and in all material respects comply with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and observe all requirements of federal, state, local and other governmental authorities except to the extent that noncompliance would have an adverse effect on the business, assets, operations, financial condition or prospects of the Borrower.

     The Borrower and its Subsidiaries will satisfy, or cause to be satisfied, the minimum annual funding standard, within the meaning of ERISA, for any employee benefit plan established or maintained by them which is subject to ERISA and neither of the Borrower nor any of their respective Subsidiaries will permit any tax or penalty to be incurred by it as a result of any failure to satisfy any such minimum funding requirement or as a result of any violation of the provisions of Section 4975 of the Code or any regulation issued thereunder.

     Section 5.05.  Insurance.
     -------------  ----------

     The Borrower and its Subsidiaries will at all times maintain casualty and liability insurance with financially sound and reputable insurers satisfactory to the Bank in such amounts and to the extent customary for entities of like size in similar businesses. All insurance policies will name the Bank as a loss payee or insured mortgagee, as applicable. Each such insurance policy shall contain a provision requiring at least thirty (30) days' written notice to the Bank prior to the cancellation or modification of each such policy. Certificates relating to such insurance shall be furnished by the Borrower to the Bank at the Closing and hereafter upon demand by the Bank.

     Section 5.06.  Accounts and Reports.
     -------------  ---------------------

     The Borrower and the Guarantors will furnish or cause to be furnished to the Bank, the following reports:

          (a) ANNUAL REPORTS. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, (i) consolidated and consolidating audited financial statements of the Borrower and its Subsidiaries, together with all notes thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied, such statements to be duly certified by a certified, independent public accounting firm selected by the Borrower and acceptable to the Bank ("CPA"), which statements shall be accompanied by an (A) unqualified opinion thereon by the CPA, and (B) a statement executed by the Borrower's President or Chief
Financial Officer that to the best of his or her knowledge, following diligent inquiry, he or she does not know of any condition or event which constitutes an Event of Default under this Agreement or which, after notice, or lapse of time or both, would constitute such an Event of Default, or a statement specifying the nature and period of existence of any such condition or event.

          (b) MONTHLY REPORTS. As soon as available, and in any event within thirty (30) days after the end of each monthly accounting period in each fiscal year during the term of his Agreement, consolidated unaudited financial statements of the Borrower and its subsidiaries prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied, certified by the President or Chief Financial Officer of due Borrower, which statements shall contain balance sheets as of the end of such accounting period, statements of profit and loss and cash flow for the period from the beginning of such fiscal year to the end of such accounting period.

          (c) COMPLIANCE CERTIFICATES. With the annual financial statements furnished pursuant to subsections (a) hereof and within thirty (30) days after the end of each other fiscal quarter, an officer's certificate substantially in the form of Exhibit 5.05(c) hereto certified by the President or Chief Financial Officer of the Borrower (the "Compliance Certificate"), and such other reports as the Bank may reasonably request.

          (d) The Borrower shall furnish to the Bank not later than twenty (20) days following the end of each monthly accounting period a "Borrowing Base Certificate" in the form of EXHIBIT 5.06(d) attached hereto, completed and signed by the Borrower's Chief financial Officer. The Borrowing Base shown on such certificate shall be of the last day of said monthly accounting period. The Bank shall be under no obligation to make any further Revolving Credit Advances if a Borrowing Base Certificate is not delivered within the specified period.

          (e) AUDITOR'S MANAGEMENT LETTER. Promptly after receipt by the Borrower, copies of the management letter, if any, provided by its independent certified public accountants who audit the annual financial statements.

          (f) PUBLIC INFORMATION. Promptly, copies of all reports and financial statements which the Borrower sends to its stockholders, in their capacity as stockholders, as a class or which the Borrower files with the Securities and Exchange Commission or any other public body.

          (g) Accounting Principles. Reports furnished to the Bank under this Agreement shall be prepared in accordance with generally accepted accounting principles consistently applied except that unaudited statements need not contain notes thereto and shall be subject to normal year end adjustments. Compliance with the covenants set forth in this Agreement will be determined in accordance with generally accepted accounting principles consistently applied.

     Section 5.07.  Information and Inspection.
     -------------  ---------------------------

     The Borrower will furnish to the Bank from time to time promptly upon the Bank's request, full information pertinent to any covenant, provision or condition hereof or to any matter in connection with its business and, at all reasonable times during normal business hours and as often as the Bank shall reasonably request, permit any authorized representative designated by the Bank to visit and inspect any of their properties, including their books and records (and to make extracts therefrom), and to discuss their affairs, finances and accounts with its officers. The Borrower will, in addition, promptly furnish to the Bank such financial information as the Bank shall reasonably request. Without limiting the generality of the foregoing, the Bank shall be entitled to conduct as many examinations of the books and records of the Borrower as the Bank in its sole discretion deems reasonable and necessary and the Borrower shall pay on demand the Bank's out-of-pocket expenses and field audits and appraisal fees as and to the extent provided in Section 2.08.

     Section 5.08.  Additional Notice.
     -------------  ------------------

     The Borrower will promptly advise the Bank of any change which constitutes or, after notice or lapse of time or both, would constitute an Event of Default as defined in Article VI of this Agreement, or a default in the performance by the Borrower under any covenant or agreement contained in any other agreement (in which the Borrower has obligations, present or future, in excess of $50,000) to which it is a party or by which it is bound which has not been cured within the applicable grace period, if any. The Borrower will also promptly give notice in writing to the Bank of each waiver, consent or amendment granted or made with respect to borrowed money in excess of $50,000, or any dispute or default under or change in a material term of any license agreement (the "Key Licenses") set forth in Schedule 5.08 during the prior fiscal year.

     Section 5.09.  Payment of Expenses.
     -------------  --------------------

     The Borrower will bear all reasonable out-of-pocket fees and expenses of the Bank in connection with the negotiation, preparation, execution, amendment, administration or enforcement of this Agreement, the other Credit Documents and the transactions contemplated hereby (whether or not the Credit hereunder is consummated) and the making and collection of the Credit hereunder, including without limitation, the fees and disbursements of Special Counsel for the Bank, costs of appraisals, recording fees, taxes and filing fees.

     Section 5.10.  Limitation on Indebtedness.
     -------------  ---------------------------

     Neither the Borrower nor any of its respective Subsidiaries will create, incur, assume, or become, be or remain liable in any manner in respect of, or allow to exist, any indebtedness ("Indebtedness") (which term shall include: all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the Borrower as liability; all indebtedness, obligations and liabilities, whether or not assumed by Borrower or any Subsidiary, secured by any mortgage, pledge or lien existing on property owned by the Borrower or any Subsidiary; all indebtedness in respect of operating leases; and all amounts representing rental payments which, in accordance with generally accepted accounting principles, would be classified as a liability on its balance sheet), except for:

          (a) the Notes and any other obligations owed to the Bank under this Agreement or otherwise;

          (b) Indebtedness of the Borrower existing as of the date of this Agreement which is specifically disclosed in SCHEDULE 5.10(b) attached hereto;

          (c) Indebtedness representing trade debt, wages, employee benefits, advance payments on sales contracts and other indebtedness incurred in the ordinary course of business;

          (d) Indebtedness existing as of the date of this Agreement secured by liens permitted by subsections (a) and (e) of Section 5.12;

          (e) Liabilities for taxes, assessments, governmental charges, liens or claims described in Section 5.04 hereof to the extent that payment thereof is not required by such Section 5.04;

          (f) Indebtedness in respect of final judgments for the payment of money not in excess of $50,000 in the aggregate at any time outstanding (excluding sums covered by insurance) remaining unsatisfied and in effect for any period of less than sixty (60) days or in respect of which a stay of execution shall have been obtained pending an appeal or proceeding for review; and

          (g) Indebtedness of entities acquired in Permitted Acquisitions.

Section 5.11 . Limitation on Liability for Obligations of Others.

         Neither the Borrower nor any of its Subsidiaries will assume, guarantee, endorse or otherwise be or become liable, contingently or otherwise, for the obligations of any other corporation, firm or entity or other person, except for:

          (a)  the   endorsement  of  negotiable   instruments  for  deposit  or
collection in the normal course of its business; and

          (b) guarantees existing as of the date of this Agreement which are specifically disclosed on Schedule 5.11(b) attached hereto.

     Section 5.12.  Limitation on Liens.
     -------------  --------------------

     Neither the Borrower nor any of its Subsidiaries will (i) create, incur, assume or allow to be created, incurred or assumed, or to exist, any pledge of, or any lien, charge or encumbrance of any kind on, any of their property or assets, (ii) subject any of such assets to prior payments of any other indebtedness whether by subordination agreement, transfer of assets or otherwise, or (iii) own or acquire or agree to acquire any property of any character subject to or upon any mortgage, conditional sale agreement or other title retention agreement, provided, however, that the foregoing restrictions shall not prohibit the Borrower:

          (a) from creating or allowing to exist any liens or encumbrances which existed on the date hereof are set forth in SCHEDULE 5.12(a) hereto;

          (b) from creating or allowing to exist any liens in favor of the Bank;

          (c) from allowing to exist liens in respect of judgments or awards which have been in force for less than the applicable appeal period or less than sixty (60) days, whichever is sooner, so long as execution is not levied thereunder, or in respect of which the Borrower at the time shall in good faith be prosecuting an appeal, or proceedings for review are pending and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (d) from creating or allowing to exist deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance or similar programs; liens, charges or encumbrances imposed by law, such as carriers', warehousemen's and mechanics' liens and other liens arising in the ordinary course of business which do not, individually or in the aggregate, materially detract from the value or limit the use of any property subject thereto; and

          (e) from creating or allowing to exist any liens securing indebtedness solely for the purpose of acquiring personal property, other than inventory; provided, however, that no such purchase money security interest shall extend to any property other than the personal property so acquired and provided further that the amount of any such purchase money indebtedness shall not exceed $150,000, nor the fair market value of such property at the time of acquisition without the Bank's consent.

     Section 5.13.  Sale of Assets.
     -------------  ---------------

     Neither the Borrower nor any of its Subsidiaries will sell or transfer to each other or to any third party any of their respective assets, including, without limitation, accounts receivable whether with or without recourse, other than as permitted by Section 5.16 hereof.

     Section 5.14.  Loans and Investments in Securities.
     -------------  ------------------------------------

     Neither the Borrower nor any of its Subsidiaries will, without the prior written consent of the Bank, purchase or otherwise acquire or retain any stock, assets or obligations of, or make any loans or advances to, or investments in any corporation, partnership or other entity or person, other than:

          (a) obligations of the United States of America, or any agency thereof, maturing not more than one (1) year from the date of issue thereof, provided that the Bank shall acquire a perfected first security interest in any such obligation simultaneously with its purchase or acquisition;

          (b) certificates of deposit or other obligations maturing not more than one (1) year from the date of issue thereof issued by the Bank, provided that the Bank shall acquire a perfected first security interest in such obligation simultaneously with its purchase or acquisition; and

          (c) Permitted Acquisitions.

     Section 5.15.  Transactions With Affiliated Persons.
     -------------  -------------------------------------

     Neither the Borrower nor any of its Subsidiaries will enter into any transaction with an Affiliate, except (a) on terms no less favorable to Borrower than would be available in a bona fide arm's length transaction with a non-affiliated person or entity, and provided that Borrower shall have obtained the Bank's prior written consent to any such transaction or series of related transactions involving an amount of $50,000 or more; (b) employment agreements entered into in the ordinary course of business; (c) in connection with stock option plans acceptable to the Bank; (d) Permitted Stock Payments; (e) any dividends, distributions or other Restricted Payments permitted under Section
5.18 hereof; (f) any Permitted Payments, and (g) those transactions set forth on
Schedule 5.15 hereto. "Affiliate" means: any officer, director or shareholder who owns five percent (5%) or more of any class of securities of any Borrower or any Subsidiary; any entity where the Borrower owns directly or indirectly five percent (5%) or more of any class of securities or interest issued by such entity; or any entity that controls, is controlled by or under common control with, the Borrower.

     Section 5.16.  Consolidation, Merger or Disposition/Acquisition of Assets.
     -------------  -----------------------------------------------------------

     Neither the Borrower nor any of its Subsidiaries will, without the prior written consent of the Bank, consolidate with or merge into or with another firm, person or corporation, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of the capital stock or sell, lease or otherwise dispose of (other than in the ordinary course of its business) all or any material portion of their properties or assets to any firm, person or corporation, or acquire any material portion of the properties or assets of any other firm, person or corporation, whether in one or a series of related transactions, except that:

          (a) any Subsidiary may merge into or consolidate with the Borrower (provided that the Borrower shall be the surviving corporation);

          (b) the Borrower or any of its Subsidiaries may sell or otherwise dispose of any property which has become uneconomic, obsolete or worn out if disposed of in the ordinary course of business; and

          (c) the Borrower may enter into Permitted Acquisitions (including the Acquisitions).

     Section 5.17.  Changes in Corporate Business.
     -------------  ------------------------------


     The Borrower will not materially alter the nature of its business.

     Section 5.18.  Restricted Payments.
     -------------  --------------------

     The Borrower shall not, directly or indirectly, declare, order, pay or make Restricted payments other than, absent an Event of Default and provided that the occurrence of which or payment thereof will not constitute an Event of Default,
(i) any payment to the extent specifically permitted hereunder; (ii) Permitted Stock Payments; (iii) redemption of unvested options from employees whose employment is terminated; and (iv) distributions payable solely in Stock (including without limitation any distribution of shares of common stock made upon conversion of the shares of Series C Convertible Preferred Stock into Common stock). Notwithstanding any other provision of the Section 5.18, this
Section 5.18 shall not be construed to restrict or prohibit any Permitted Payments.

     "Restricted Payments" shall mean

          (a) any payment or declaration of any dividend on any class of Stock of the Borrower;

          (b) any redemption, purchase or other acquisition by the Borrower, directly or indirectly, of any shares of its Stock; and

          (c) any payment or distribution in cash or other property or in any other manner made by the Borrower on account of its obligations under the Equity Documents (including any such payment or distribution by set-off, recoupment or from or by way of collateral).

     "Stock" shall mean capital stock and warrants or options to purchase stock.

     "Permitted Payments" shall mean each of the following: (i) payments on account of any indemnity claims or breach of contract claims under the Equity Documents; (ii) payment of the fees and reimbursement of expenses of directors required pursuant to the terms of the Equity Documents; and (iii) payment of outside legal, accounting and due diligence fees and expenses required pursuant to the terms of the Equity Documents.

     Section 5.19.  Restriction on Use of Proceeds.
     -------------  -------------------------------

     None of the proceeds of the Credit shall be used by the Borrower to purchase commodities except for use in the ordinary course of the Borrower's business, or for the purpose of purchasing or carrying, or refinancing any borrowing the proceeds of which were used to purchase or carry, any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     Section 5.20.  Bank Accounts.
     -------------  --------------

     Subject to Section 2.11 hereof, the Borrower shall maintain at all times all of its primary operating and disbursement accounts with the Bank.

     Section 5.21.  Further Security.
     -------------  -----------------

     The Borrower agrees to provide the Bank with such security interest or liens as the Bank may hereafter reasonably request with respect to the assets of the Borrower.

     Section 5.22.  Material Agreements.
     -------------  --------------------

     The Borrower will observe and perform all of its obligations under each material agreement to which it is a party, except where the failure so to observe would not have a material adverse affect upon the business, assets, operations, financial or other condition, or Prospects of the Borrower.

     Section 5.23.  Continuance of Key-Man Life Insurance.
     -------------  --------------------------------------

     The Borrower will purchase and maintain in full force and effect two key-man life insurance policies in the amount of $1,000,000 each on the lives of John Rooney and Michael Bayley and each such policy and the proceeds thereof will be collaterally assigned to the Bank for the payment of the obligations of the Borrower to the Bank. A certificate relating to such insurance will be furnished by the Borrower to the Bank at Closing.

     Section 5.24.  Ratio Total Liabilities to Net Worth.
     -------------  -------------------------------------

     The ratio of (a) the Borrower's Total Liabilities to (b) Net Worth shall be, as of the last day of each fiscal quarter, equal to or less than the ratio of 1.15 to 1.

     "Total Liabilities" shall mean the sum of all liabilities of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with generally accepted accounting principles.

     "Net  Worth"  shall  mean  the  consolidated  assets  of  Borrower  and its
Subsidiaries  less  the  consolidated   liabilities  of  the  Borrower  and  its
Subsidiaries.

     Section 5.25.  Minimum EBITDA.
     -------------  ---------------

     The EBITDA of the Borrower and its Subsidiaries on a consolidated basis shall for the three month period ending on the last day of each quarter indicated below, shall equal or exceed the amount set forth opposite such period:

          Three Month Period
          ------------------
Ending on the Following Quarter Ends                            Minimum EBITDA
------------------------------------                            --------------

September 30, 1999                                                 $750,000

December 31, 1999                                                  $800,000

March 31, 2000                                                     $800,000

June 30, 2000                                                      $850,000

September 30, 2000                                                 $900,000

Each Quarter End Thereafter                                        $950,000

     "EBITDA" shall mean for any period the total of (a) the consolidated net income of the Borrower and its Subsidiaries, on a consolidated basis, plus (b) amounts paid by the Borrower and its Subsidiaries in respect of taxes, plus (c) to the extent deducted in calculating net income, the consolidated interest, depreciation and amortization expense of the Borrower and its Subsidiaries.

     Section 5.26.  Maximum Capital Expenditures.
     -------------  -----------------------------

     Capital Expenditures made or incurred by the Borrower and its Subsidiaries on a consolidated basis, shall not exceed $500,000 without prior written consent of the Bank from the Closing through the fiscal year of the Borrower ending June 30, 2000. Thereafter, Capital Expenditures shall not exceed $400,000 without prior written consent of the Bank for any fiscal year of the Borrower beginning with the fiscal year ending June 30, 2001.

     "Capital Expenditures" shall mean expenditures which are properly chargeable to capital account in accordance with generally accepted accounting principles (including leases which are capitalized and research and development expenses).

     Section 5.27.  Minimum Liquidity Ratio.
     -------------  ------------------------

     The ratio of the Borrower's Current Assets to Current Liabilities shall at all times during the periods indicated equal or exceed the indicated ratios:

                                                               Minimum Liquidity
              Periods                                                 Ratio
              -------                                                 -----

April 1, 1999 through                                                1.4 to 1
  June 30, 1999

July 1, 1999 through                                                 1.4 to 1
  September 30, 1999

Thereafter                                                           1.5 to 1

     "Current Assets" shall mean all cash, accounts receivable, and inventory of the Borrower and its Subsidiaries, on a consolidated basis.

     "Current Liabilities" shall mean all accounts payable, all accruals and all amounts outstanding under the Revolving Credit of the Borrower and its Subsidiaries, on a consolidated basis.

     Section 5.28.  Minimum Fixed Charge Coverage.
     -------------  ------------------------------

     The ratio of the (a) EBITDA of the Borrower and its Subsidiaries for the immediately preceding three month period to (b) the sum of (i) fees and principal amortization on the Credit, plus (ii) consolidated interest expense, plus (iii) capital lease payments, plus (iv) Capital Expenditures, plus (v) cash income taxes of the Borrower and its Subsidiaries for the immediately preceding three month period, shall, as of the last day of each fiscal quarter equal or exceed the ratio indicated:

                  Quarter Ended                                        Ratio
                  -------------                                        -----

               September 30, 1999                                      1 to 1

               Each quarter end thereafter                             1.05 to 1

     Section 5.29.  Change of Control.
     -------------  ------------------


     The shareholders of the Borrower at Closing will at all times continue to hold not less than 70% of the Borrower's Stock on a fully diluted basis without the prior written consent of the Bank.

     Section 5.30.  Sales Representations.
     -------------  ----------------------

     The Borrower agrees that prior to allowing any of its sales representatives from taking into his or her possession any of the Collateral (as defined in the Security Agreement) the Borrower shall (i) have each such sales representative execute a "Memo on Stock" and obtain a Landlord Consent and Estoppel Certificate, if applicable, in form and substance satisfactory to the Bank and deliver copies of the same to the Bank and (ii) execute all UCC-1 financing statements and similar documents as the Bank may request to provide the Bank with a first priority perfected security interest in such Collateral.

     Section 5.31.  Subsidiaries.
     -------------  -------------

     The Borrower shall have no Subsidiaries other than Bimeco, MCA and Douglass.

     Section 5.32.  Utah Legal Opinion.
     -------------  -------------------

     On or before June 28, 1999, the Borrower and MCA shall have delivered to the Bank written opinion of Utah counsel (reasonably acceptable to the Bank) to the Borrower and MCA, in form and substance satisfactory to the Bank.

     Section  5.33.  Landlord's  Consent  and  Estoppel  Certificate  for Largo,
     --------------  -----------------------------------------------------------
Florida.  On or before June __, 1999,  the Borrower  shall (i) have ceased doing
--------
business at its office and warehouse facility located at 10700 76th Court North, Largo, Florida (the "Florida Premises") and have removed all assets from such location to locations disclosed is the Security Agreement or (ii) have delivered to the Bank a new duly executed Landlord's Consent and Estoppel Certificate for the Florida Premises in form and substance satisfactory to the Bank.

ARTICLE VI.         EVENTS OF DEFAULT.
-----------         ------------------


     If, while any part of the principal of or interest on the Notes remains unpaid or while any part of the Credit shall be in effect, any one of the following "Events of Default" shall occur:

          (a) the Borrower's (i) failure to pay when due any principal of the Credit or (ii) failure to pay any interest, fees or other amounts due to the Bank with respect to the Credit if such failure remains uncured for three (3) Banking Days after the due dates;

          (b) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets; (ii) admit in writing of its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law; (vi) file any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or fail to dismiss such petition within thirty (30) days after the filing thereof; or (vii) take any corporate action for the purpose of effecting any of the foregoing;

          (c) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or any of its Subsidiaries by any court of competent jurisdiction, approving a petition seeking reorganization or liquidation of any of the Borrower, any of its Subsidiaries or appointing a receiver, trustee or liquidator of the Borrower, or of all or a substantial part of its assets;

          (d) any representation or warranty made by the Borrower herein or hereunder or in any other Credit Document or in any certificate, document or instrument furnished pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made;

          (e) default by the Borrower in the performance of any covenant or agreement contained herein, or in any other Credit Document, unless such default is (i) a default of a covenant set forth in Sections 5.03, 5.04, 5.05, 5.07 and 5.09, and (ii) is cured within thirty (30) days;

          (f) default by the Borrower in the performance of any covenant or agreement contained in any other agreement to which it is a party or by which it is bound involving a liability or obligation of the Borrower in excess of $50,000 which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied without the consent or waiver of the other party thereto, unless such default is waived or excused as a matter of law;

          (g) any guarantor of the Borrower's obligations hereunder shall take any action to terminate its guarantee (other than in accordance with the terms thereof) or there shall exist any payment default thereunder;

          (h) all or any substantial part of the assets of the Borrower shall be condemned, seized or otherwise appropriated by any governmental authority or any officer or instrumentally thereof;

          (i) a judgment or judgments for the payment of money in excess of the sum of $20,000 in the aggregate (not covered by insurance) shall be rendered against the Borrower and such judgment or judgments shall remain unsatisfied and in effect for any period of sixty (60) days without a stay of execution;

          (j) there shall occur any material adverse change in the consolidated financial condition of the Borrower;

          (k) either John Rooney or Michael Bayley shall own less than 80% of the Borrower's Stock on a fully diluted basis that each owned at the Closing; or

          (l) a Change of Control as defined in the Equity Documents;

then and in every such event, while such event shall be continuing, the Bank may
(i) terminate the Revolving Credit with respect to further advances, whereupon no advances may be made hereunder, and/or (ii) declare the Notes to be forthwith due and payable, whereupon the Notes shall forthwith become due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower, and the right to borrow thereunder shall terminate, and may exercise all rights and remedies under the Credit Documents and applicable law. Notwithstanding the foregoing, the Notes shall be due and payable without declaration or demand on the occurrence of an event under paragraphs (b) and (c) of this Article VI.

ARTICLE VII.        MISCELLANEOUS.
------------        --------------

     Section 7.01.  Term of Agreement.
     -------------  ------------------

     This Agreement shall terminate on the date (the "Termination Date") whenever the following conditions shall have been met: (i) all principal of and interest on the Notes and all other amounts due and payable under this Agreement have been paid and discharged in full, and (ii) the Borrower shall have no further right to borrow under this Agreement.

     Section 7.02.  Notices.
     -------------  --------

     Except as otherwise specifically provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be delivered in person, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or telexed, telegraphed, telecopied or telefaxed to the parties hereto addressed as follows:

To the Bank:                   State Street Bank and Trust Company
                               225 Franklin Street
                               Boston, Massachusetts 02101
                               Attention:  Karen E. Pellegrini, Vice President
                               Telefax Number:  (617) 338-4041

With copies to:                Goodwin, Procter & Hoar LLP
                               Exchange Place
                               Boston, Massachusetts 02109
                               Attention:  Steven M. Ellis, P.C.
                               Telefax Number:  (617) 523-1231

To the Borrower:               PrimeSource Surgical, Inc.
                               3941 East 29th Street, Suite 601
                               Tucson, Arizona 85711
                               Attention: Michael K. Bayley
                               Telefax Number:  (520) 512-8019

With copies to:                Nossaman, Guthner, Knox & Elliott, LLP
                               50 California Street, 34th Floor
                               San Francisco, CA 94111-4799
                               Attention:  Stanley S. Taylor, Esq.
                               Telefax Number:  (415) 398-2438

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand or overnight courier, or sent by telegraph, telecopy, facsimile or telex, at the time of the receipt thereof or the sending of such telegraph, telecopy, facsimile or telex, if during normal business hours on a Banking Day, and (b) if sent by registered or certified first-class mail, postage prepaid, on the third Banking Day following the mailing thereof.

     Section 7.03.  No Waiver.
     -------------  ----------

     No failure to exercise, and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     Section 7.04.  Choice of Law; Construction.
     -------------  ----------------------------

     This Agreement and the Notes shall each be deemed to be a contract made under the laws of the Commonwealth of Massachusetts, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts. The descriptive headings of the several Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

This Agreement, together with the Exhibits hereto and all documents, instruments and agreements executed pursuant hereto, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written, and may not be contradicted by evidence of any alleged oral agreement.

     Section 7.05.  Amendments, Waivers and Consents.
     -------------  ---------------------------------

     Compliance by the Borrower with any term, covenant or condition of this Agreement may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only by a consent or consents in writing signed by the Bank.

     Section 7.06.  Closing.
     -------------  --------

     The closing of the Credit ("Closing") shall take place at 9:00 a.m. on June __, 1999, at the offices of Goodwin, Procter & Hoar LLP. Exchange Place, Boston, Massachusetts 02109, or such other time and place as the parties hereto may agree.

     Section 7.07.  Assignment.
     -------------  -----------

     The Bank may assign all or a portion of its interests, rights and obligations under the Credit and the Notes held by it to Citizens Financial Groups Inc., Citizens Bank or their affiliates or designee or upon the consent of the Borrower (not to be unreasonably withheld) to any other person or entity, provided however, that no such consent will be required upon the occurrence and continuance of a default under the Credit Documents.

     Section 7.08.  Consent to Jurisdiction.
     -------------  ------------------------

     The Borrower and any guarantor of the Borrower's obligations under this Agreement irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court in The Commonwealth of Massachusetts and the United States District Court for the Eastern District of Massachusetts in connection with any action, proceeding or claim arising out of or relating to this Agreement or other document executed in connection with this Agreement. In any such litigation, the Borrower and all guarantors waive personal service and agree that service may be made by certified mail directed, in the case of the Borrower, to the location specified for notices under this Agreement and, in the case of guarantors, to their last known address.

     Section 7.09.  Waiver of Jury Trial.
     -------------  ---------------------

     The Borrower and the Bank hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of any of the Credit Documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims and all other common law or statutory claims.

     Section 7.10.  Indemnity.
     -------------  ----------

     The Borrower hereby indemnifies and agrees to hold harmless the Bank (exclusive of the Bank's cost of funds and allocation of overhead and salaries), any other financing institutions that participate in the Credit, and each of their directors, officers, agents, employees and counsel, from and against any and all losses, claims, damages, liabilities or expenses imposed on or incurred by any of them in connection with the lending relationship reflected in this Agreement except as a result of any indemnified party's gross negligence or willful misconduct. This indemnity shall survive termination of the Agreement.

     Section 7.11.  Setoff.
     -------------  -------

     Any sums due from the Bank to the Borrower and any property of the Borrower in the possession of the Bank may be held and treated as collateral security for the payment of the obligations of the Borrower to the Bank and upon the occurrence of any Event of Default and while such Event of Default is continuing, may be applied to the payment of such obligations regardless of the adequacy of other collateral. Any sums due from any financing institution that may participate in the Credit or property of the Borrower in the possession of such institution may be held as collateral security for the payment of the obligations of the Borrower the Bank as if such institution had extended the Credit directly to the Borrower and, upon the occurrence of an Event of Default and while such Event of Default is continuing, may be applied to the payment of such obligations regardless of the adequacy of other collateral.

                                                   [END OF TEXT]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Credit Agreement under seal as of the date first above written.

                                            PRIMESOURCE SURGICAL, INC.


                                            By: /s/ John Rooney
                                                --------------------------------
                                                 Name:  John Rooney
                                                 Title: President


                                            BIMECO, INC.


                                            By: /s/ John Rooney
                                                --------------------------------
                                                 Name:  John Rooney
                                                 Title: President


                                            MEDICAL COMPANIES ALLIANCE, INC.


                                            By: /s/ John Rooney
                                                --------------------------------
                                                 Name:  John Rooney
                                                 Title: President


                                            DOUGLASS MEDICAL, INC.


                                            By: /s/ John Rooney
                                                --------------------------------
                                                 Name:  John Rooney
                                                 Title: President


                                            STATE STREET BANK AND TRUST COMPANY


                                            By: /s/ Karen E. Pellegrini
                                                --------------------------------
                                                 Name:   Karen E. Pellegrini
                                                 Title:  Vice President